Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Subsidiaries of the Company and the jurisdiction in which each company was incorporated are listed below. Unless otherwise indicated, all of the voting securities of each subsidiary are owned by K-tel International, Inc. or one of its subsidiaries.

Dominion Entertainment, Inc.

Minneapolis, Minnesota (a Minnesota corporation)

K-tel Ireland Limited

Dublin, Ireland (an Ireland Corporation)

K-tel Entertainment (CAN) Inc.

Winnipeg, Manitoba (a Canada corporation)

K-tel Marketing Limited

London, England (an England corporation)

K-tel Entertainment (U.K.) Ltd.

London, England (an England corporation)

K-tel Direct Limited

London, England (an England corporation)

K-tel (Australia) Pty. Limited

Southport, Queensland, Australia (an Australian corporation)

Seminars Direct, Inc.

Minneapolis, Minnesota (a Minnesota corporation)

K-tel Consumer Products, Inc.

Minneapolis, Minnesota (a Minnesota corporation)

K-tel Direct, Inc.

Minneapolis, Minnesota (a Minnesota corporation)

K-tel TV, Inc.

Minneapolis, Minnesota (a Minnesota corporation)

K-tel Video, Inc.

Minneapolis, Minnesota (a Minnesota corporation)

K-tel DVD, Inc.

Minneapolis, Minnesota (a Minnesota corporation)

K-tel Online, Inc.

Minneapolis, Minnesota (a Minnesota corporation)

K-tel Entertainment, Inc.

Minneapolis, Minnesota (a Minnesota corporation)

K-tel Services, Inc.

Minneapolis, Minnesota (a Minnesota corporation)

Dominion VertriebsGmbH

Frankfurt, Germany (a German corporation)